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EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

PINNACLE GAS RESOURCES, INC.

(a Delaware corporation)

Adopted March 31, 2006

ii

AMENDED AND RESTATED BYLAWS
OF
PINNACLE GAS RESOURCES, INC.

(the "Corporation")

ARTICLE 1
MEETINGS OF STOCKHOLDERS

        Section 1.1    Place of Meetings.    All meetings of the stockholders of the Corporation will be held at a place either within or without the State of Delaware, if any, as determined by the board of directors, provided that stockholders may participate in any meeting of stockholders by means of remote communication. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication, subject to the other provisions of these bylaws and to the General Corporation Law of Delaware as the same exists or may hereafter be amended (the "DGCL").

        Section 1.2    Annual Meetings.    Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of the Corporation's stockholders shall be held for the election of directors at such date and time as designated by resolution of the board of directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting.

        Section 1.3    Notice of Annual Meeting.    Written notice of the annual meeting, stating the place, if any, the day and hour thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and vote will be given or will be caused to be given by the Secretary to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting. If the stockholder list is available on an electronic network, the notice shall provide the information required to gain access to such network.

        Section 1.4    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the Corporation's Certificate of Incorporation as may be amended and restated from time to time (the "Certificate of Incorporation"), may only be called at the request of the Chairman of the board of directors or the Chief Executive Officer and shall be called by the Secretary within ten (10) days after the written request, or by resolution adopted by the affirmative vote, of a majority of the total number of directors then in office, which request or resolution shall fix the date, time and place, and state the purpose or purposes, of the proposed meeting. Except as provided by applicable law, these Bylaws or the Certificate of Incorporation, stockholders shall not be entitled to call a special meeting of Stockholders or to require the Board of Directors or any officer to call such a meeting or to propose business at such a meeting.

        Section 1.5    Notice of Special Meeting.    Written notice of a special meeting of stockholders, stating the place, if any, the day and hour thereof, the means of remote communications by which stockholders and proxyholders may be deemed present and vote, and purpose or purposes thereof, will be given or will be caused to be given by the Secretary to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

        Section 1.6    Business at Special Meeting.    Business transacted at any special meeting will be confined to the purpose or purposes stated in the Corporation's notice of special meeting.

        Section 1.7    Stockholder List.    At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held of record by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days prior to the meeting, (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Such list will also be produced and kept open at the time and place of the meeting or, if the meeting is held solely by means of remote communication, on a reasonably accessible electronic network and shall be subject to the inspection of any stockholder during the whole time of the meeting.

        Section 1.8    Quorum.    Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by class or series or classes or series is required, the holders of a majority of the outstanding shares of such class or series or classes or series present in person or represented by proxy, shall constitute a quorum with respect to that vote on the matter, except as otherwise provided in the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn the meeting without notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 1.9    Required Vote.    Except as otherwise provided in the Certificate of Incorporation or these bylaws, when a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by law or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such law or express provision will govern and control the decision of such question. Except as otherwise provided in the Certificate of Incorporation or these bylaws, where a separate vote by class or series or classes or series is required by law, the affirmative vote of the holders of a majority of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Except as otherwise provided in the Certificate of Incorporation or these bylaws, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Section 1.10    Proxies.    At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by (i) an instrument in writing subscribed by such stockholder or such stockholder's duly authorized attorney in fact, or (ii) an electronic transmission authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission creating a valid proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        Section 1.11    Voting.    Unless otherwise provided by applicable law or the Certificate of Incorporation, (i) no stockholder shall have any right of cumulative voting and (ii) each stockholder will have one vote for each outstanding share of stock, registered in such stockholder's name on the books of the Corporation. If the Certificate of Incorporation provides for more or less than one vote for any share of stock, on any matter, every reference in these bylaws to a majority or other proportion of stock shall be deemed to refer to such majority or other proportion of the votes of such stock.

        Section 1.12    Presence at Meetings.    Stockholders participating by means of remote communications shall be deemed present in person at such meeting. The Corporation shall (a) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) provide reasonable measures to allow such persons to participate in the meeting and vote and (c) keep records of votes received via remote communications.

        Section 1.13    Action Without Meeting.    No action shall be taken by stockholders except at an annual or special meeting of the stockholders. Stockholders may not act by written consent in lieu of a meeting.

        Section 1.14    Voting of Stock of Certain Holders; Elections; Inspections.

          (a)   Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee or other fiduciary may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee's proxy, may represent the stock and vote thereon.

          (b)   If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (1)   If only one votes, such person's act binds all;

            (2)   If more than one vote, the act of the majority so voting binds all; and

            (3)   If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split m interest.

          (c)   All voting, except for elections of directors or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or represented by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, which, if authorized by the board of directors, may be submitted by electronic transmission, and each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

          (d)   Before any meeting of stockholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any stockholder entitled to vote or his proxy shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of Section 231 of the DGCL.

          (e)   Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector. Inspectors need not be stockholders.

          (f)    The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

          (g)   The chairman of the meeting may, and if required by the DGCL shall, fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

        Section 1.15    Conduct of Meetings.

          (a)   The meetings of the stockholders shall be presided over by the Chairman of the board of directors, or, if no Chairman of the board of directors has been elected or the Chairman of the Board of directors is not present, by the President or, if the President is not present, by the Vice Chairman of the board of directors or, if neither the Chairman of the board of directors, the President nor the Vice Chairman of the board of directors is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings or, if the Secretary is not present, the Deputy Corporate Secretary or an Assistant Secretary shall so act. If neither the Secretary nor the Deputy Corporate Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order.

          (b)   The Board of Directors may, in advance of any meeting of Stockholders, adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

        Section 1.16    Treasury Stock.    The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 1.16 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Section 1.17    Fixing Record Date.

          (a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of which notice is given or, if notice is waived in accordance with Section 4.4 of these bylaws, at the close of business on the date next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          (b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as required by Section 213(b) of the DGCL. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

          (c)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          (d)   The chairman of the meeting may, and if required by the DGCL shall, fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

        Section 1.18    Procedures for Bringing Business before Annual Meetings.

          (a)   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures hereinafter set forth in this Section 1.18; provided, however, that nothing in this Section 1.18 shall be deemed to preclude discussion by any stockholder of any business properly brought before any annual meeting of stockholders in accordance with such procedures.

          (b)   At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 120 days in advance of the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Any meeting of stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any stockholder's notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting, and no business may be brought before such adjourned meeting by any stockholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally noticed.

          (c)   Each notice given by a stockholder as contemplated by paragraph (b) above other than a proposed nomination of any person for election or reelection as a director (which is addressed in Section 2.4) shall set forth, as to each matter the stockholder proposes to bring before the annual meeting: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting; (ii) any material interest of the stockholder in such business; (iii) the name, principal occupation and record address of the stockholder; (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the stockholder; (v) the dates upon which the Stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership; and (vi) such other matters as may be required by the Certificate of Incorporation.

          (d)   The foregoing right of a stockholder to propose business for consideration at an annual meeting of stockholders shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation. Nothing in this Section 1.18 shall entitle any stockholder to propose business for consideration at any special meeting of stockholders.

          (e)   The chairman of any meeting of stockholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

          (f)    Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and such rules or regulations.

          (g)   Nothing in this Section 1.18 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

          (h)   Reference is made to Section 2.4 for procedures relating to the nomination of any person for election or reelection as a director of the Corporation.

ARTICLE 2
BOARD OF DIRECTORS

        Section 2.1    General.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the Certificate of Incorporation, the board of directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these bylaws; provided, however, that no bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws or amendment had not been adopted.

        Section 2.2    Classification of Board of Directors; Qualifications.

          (a)   Each director elected solely by the holders of Preferred Stock (as defined in the Certificate of Incorporation) pursuant to the Certificate of Incorporation (or elected by such directors to fill a vacancy) shall, except as otherwise provided pursuant to the Certificate of Designations for such series of Preferred Stock, serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.

          (b)   The number of directors which shall constitute the whole board of directors shall be fixed in the manner provided in the Certificate of Incorporation. As provided in Section 5.2 of the Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III.

          (c)   At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

          (d)   In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Section 2.3    Newly Created Directorships and Vacancies.

          (a)   Within the limits specified in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the directors at any time constituting the Board of Directors. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal.

          (b)   Notwithstanding the foregoing paragraph of this Section 2.3, whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the board of directors pursuant to the provisions of Section 4.1 of the Certificate of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such Section.

        Section 2.4    Nominations.

          (a)   Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 2.4 shall be eligible for election as directors of the Corporation.

          (b)   Nominations of persons for election to the board of directors at a meeting of stockholders may be made only (i) by or at the direction of the board of directors or (ii) by any stockholder entitled to vote for the election of directors at the meeting who satisfies the eligibility requirements (if any) set forth in the Certificate of Incorporation and who complies with the notice procedures set forth in this Section 2.4 and in the Certificate of Incorporation; provided, however, stockholders may not nominate persons for election to the board of directors at any special meeting of stockholders unless the business to be transacted at such special meeting, as set forth in the notice of such meeting, includes the election of directors. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice given in the context of an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 120 days in advance of the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. To be timely, a stockholder's notice given in the context of a special meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such special meeting. For purposes of the foregoing, "public announcement" means the disclosure in a press release reported by the PR Newswire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Any meeting of stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

          (c)   Each notice given by a stockholder as contemplated by paragraph (b) above shall set forth the following information, in addition to any other information or matters required by the Certificate of Incorporation:

            (1)   as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the exact name of such person, (B) such person's age, principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to

    Regulation 14A under the Exchange Act or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

            (2)   as to the stockholder giving the notice, (A) his name and address, as they appear on the Corporation's books, (B) his principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him and (D) the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership; and

            (3)   a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (d)   The foregoing right of a stockholder to nominate a person for election or reelection to the board of directors shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation.

          (e)   Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

          (f)    The chairman of a meeting of stockholders shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.4 and, if any nomination is not in compliance with this Section 2.4, to declare that such defective nomination shall be disregarded.

        Section 2.5    Subject to Rights of Holders of Preferred Stock.    Notwithstanding the foregoing provisions of this Article 2, if the resolutions of the board of directors creating any series of preferred stock of the Corporation entitle the holders of such preferred stock, voting separately by series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article 2.

        Section 2.6    Compensation of Directors.    The board of directors shall have the authority to fix the compensation of directors and members of committees of the board, provided, directors who are also employees of the Corporation shall not receive compensation in addition to their regular salary for serving on the board or any committee of the board. Directors and members of standing committees of the board shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the board of directors and any standing committees thereof. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 3
MEETINGS AND COMMITTEES OF THE BOARD

        Section 3.1    First Meeting.    Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. No notice of such meeting shall be necessary. Alternatively, the board of directors may meet for such purpose, at such place and time as is fixed by the consent in writing of all the directors.

        Section 3.2    Regular Meetings.    Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

        Section 3.3    Special Meetings.    Special meetings of the board of directors may be called by the Chief Executive Officer, if any, the President or the Chairman of the board of directors on two days' notice to each director. Special meetings will be called by the President or the Secretary in like manner and on like notice upon the written request of any director. Notice shall be sent to the last known address of the director by mail at least four days before the meeting and by facsimile at least two days before the meeting. Oral notice may be substituted for such written notice if received not later than the 24 hours preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        Section 3.4    Quorum and Voting.    Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the board of directors, a majority of the total number of the whole board of directors will be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of these bylaws, the term "whole board" shall mean the total number of directors that the Corporation would have if there were no vacancies on the Corporation's board of directors. The act of a majority of the total number of the whole board of directors will be the act of the board of directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting of another place, means of remote communications, date, or time of the adjourned meeting.

        Section 3.5    Presence at Meetings.    The board of directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board of directors, a member may attend by telephone or other communication equipment by means of which all participants can hear each other and which permits him to participate in the meeting, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting, including for purposes of the determination of whether a quorum is present, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 3.6    Action by Written Consent.    Any action required or permitted to be taken by the board of directors or any committee, if one is established, under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board of directors or committee, as the case may be.

        Section 3.7    Committees of Directors.    The board of directors may, by a vote of a majority of the whole board of directors, establish one or more committees. Each committee shall consist of one or more members of the board of directors. Presence of a majority of the committee members shall constitute a quorum at committee meetings. A committee may act by a majority vote of its voting members present at a meeting. Each committee shall have and may exercise such of the powers of the board of directors in the management of the business and affairs of the Corporation to the extent allowed by law and as may be provided in these bylaws or by resolution of the board of directors, except that no committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of a committee may be called by any member of the committee on two days' notice to each member. Any member of a committee may participate in any meeting of the committee by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may unanimously appoint another member of the board of directors to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of its meetings as it shall deem appropriate. Each committee shall keep regular minutes and report to the board of directors when required.

        Section 3.8    Chairman of the Board of Directors.    The Chairman of the board of directors, if one is elected, shall serve as a non-executive director and shall preside at meetings of the board of directors and stockholders. The Chairman of the board of directors shall have such other powers and duties as may from time to time be prescribed by the board of directors.

ARTICLE 4
NOTICES

        Section 4.1    Methods of Notice.    In addition to any other manner of notice contemplated by these bylaws, whenever any notice is required to be given by law, the Certificate of Incorporation or these bylaws, such notice may be given in writing by mail or personal delivery addressed to the recipient at such address as appears on the records of the Corporation and by facsimile or by a form of electronic transmission consented to by the person to whom notice is given.

        Section 4.2    Notice by Electronic Transmission.    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary of the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

        Section 4.3    Time of Notice.

          (a)   Notice shall be deemed to be given by mail, at the time when the same shall be deposited in the United States mail with postage thereon prepaid.

          (b)   Notice by personal delivery shall be deemed to be given upon receipt.

          (c)   Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

        Section 4.4    Waiver of Notice.    Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person entitled to the notice, or a waiver by electronic transmission to the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 4.5    Exception to Requirements of Notice.    Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 5
OFFICERS

        Section 5.1    Executive Officers.    The officers of the Corporation shall consist of the President and Secretary, each of whom shall be elected by the board of directors. The board of directors may also elect a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. None of the officers of the Corporation need be directors.

        Section 5.2    Other Officers and Agents.    The board of directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the board of directors.

        Section 5.3    Compensation.    The compensation of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board of directors or as otherwise provided by contract.

        Section 5.4    Election, Term, Removal and Vacancies.    The officers of the Corporation shall be elected by the board of directors and shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. All officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation or removal. Any officer, agent or member of any committee elected or appointed by the board of directors may be removed at any time by the alternative vote of a majority of the board of directors; but such removal shall be without prejudice to the contract rights, if any, of the removed party. If any such office becomes vacant for any reason, the vacancy may be filled by the board of directors.

        Section 5.5    Chief Executive Officer.    The Chief Executive Officer, if one is elected, shall preside at meetings of the stockholders if there is no Chairman of the board of directors or in his absence. The Chief Executive Officer shall, subject to the control of the board of directors, supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties as from time to time may be assigned to him by the board of directors. He shall from time to time make such reports of the affairs of the Corporation as the board of directors may require.

        Section 5.6    President.    If no Chief Executive Officer is elected by the board of directors, the President shall instead have the authority and responsibilities of the Chief Executive Officer. The President shall also have such duties as shall be assigned to the President from time to time by the Chief Executive Officer or the board of directors. During the absence of the Chief Executive Officer or during his inability to act, the President shall exercise the powers and shall perform the duties of the Chief Executive Officer, subject to the direction of the board of directors. Subject to any limitations imposed on such officers by the board of directors, each such officer shall have the power and authority to take actions necessary for the proper performance of his duties.

        Section 5.7    Chief Operating Officer and Chief Financial Officer.    If elected by the board of directors, the Chief Operating Officer and Chief Financial Officer shall have the duties assigned to each by the board of directors, the Chief Executive Officer or by the President.

        Section 5.8    Vice Presidents.    The Vice Presidents, in the order determined by the board of directors, will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the board of directors, the Chief Executive Officer or the President may prescribe.

        Section 5.9    Secretary.    The Secretary will attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose and will perform like duties for the standing committees of the board of directors when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the board of directors, and if there be no Assistant Secretary, then either the board of directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary will keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the seal to any instrument requiring it, and when so affixed it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary, if there is one. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

        Section 5.10    Assistant Secretaries.    The Assistant Secretaries, if there are any, in the order determined by the board of directors will perform, in the absence or disability of the Secretary or in the event of the Secretary's refusal to act, will perform the duties and exercise the powers of the Secretary and will perform such other duties as the board of directors, the Chief Executive Officer, the President or the Secretary may prescribe.

        Section 5.11    Treasurer.    The Treasurer will have the custody of the Corporation's funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer. The Treasurer will disburse the funds of the Corporation as may be ordered by the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer, and will render to the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer, whenever any of them may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

        Section 5.12    Assistant Treasurers.    The Assistant Treasurers, if there are any, in the order determined by the board of directors, in the absence or disability of the Treasurer or in the event of the Treasurer's refusal to act, will perform the duties and exercise the powers of the Treasurer and will perform such other duties as the board of directors or the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may prescribe.

        Section 5.13    Voting as Stockholder.    Unless otherwise determined by resolution of the board of directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation, partnership or other entity, in which the Corporation may hold stock or other equity interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation, partnership or other entity, without a meeting. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE 6
STOCKS AND STOCKHOLDERS

        Section 6.1    Stock Certificates; Uncertificated Stock.    The stock of the Corporation shall be represented by certificates; provided, however, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to stock represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, upon request, every holder of uncertificated stock shall be entitled to have such stock certificated. Certificates representing stock of the Corporation shall be in the form approved from time to time by the board of directors. Certificates shall (i) be issued in consecutive order, (ii) be numbered in the order of their issue, (iii) exhibit the stockholder's name and number of shares, and (iv) be signed by the Chief Executive Officer, provided, however, that if a holder of stock of the Corporation represented by certificates so requests, such certificates shall be signed by the Chairman or Vice-Chairman of the board of directors or the President or Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issuance.

        Section 6.2    Stock Ledger.

          (a)   A stock ledger in one or more counterparts shall be kept by the Secretary, which shall be recorded the name and address of each person, firm or corporation owning the stock issued by the Corporation, the number of shares of each class and series of any stock so owned, the date of issuance thereof and, in the case of cancellation, the date of cancellation and the certificate number representing such stock, if certificated.

          (b)   The Corporation's stock ledger will be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, (ii) examine the list of stockholders entitled to vote at a meeting, (iii) examine the books and records of the Corporation or (iv) vote in person or by proxy at any meeting of stockholders.

        Section 6.3    Addresses of Stockholders.    Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation.

        Section 6.4    Lost, Stolen or Destroyed Certificates.    The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

        Section 6.5    Transfer of Stock.    After surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and subject to any restrictions on transfers and applicable law, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the State of Delaware.

        Section 6.6    Regulations.    The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with these bylaws, concerning the issue, transfer and registration of the Corporation's stock and the certification of its stock.

        Section 6.7    Registered Stockholders.    Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.

ARTICLE 7
INDEMNIFICATION

        Section 7.1    Indemnification.    The Corporation shall, to the fullest extent permitted from time to time under law, indemnify any person who was or is a party, is threatened to be made a party, is a witness or otherwise participates in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation (an "indemnitee") against all liabilities, damages, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the board of directors of the Corporation. The Corporation shall also have the power to enter and perform its obligations under indemnification agreements to the fullest extent permitted by the DGCL.

        Section 7.2    Advancement of Expenses.    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article 7. The advance to be made hereunder shall be paid by the Corporation as soon as practicable but in any event no later than five (5) days after written demand with supporting documentation by indemnitee therefor to the Corporation. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such reasonable terms and conditions, if any, as the Corporation deems appropriate.

        Section 7.3    Permissive Indemnification.    The rights to indemnification and advancement of expenses which are conferred to the Corporation's directors and officers by this Article 7 may also be conferred upon any person who is or was a non-officer employee or agent of the Corporation and upon any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if, and to the extent, specifically authorized by the board of directors.

        Section 7.4    Other Rights Not Impaired.    The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

        Section 7.5    Certain References.

          (a)   For purposes of this Article 7, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (b)   For purposes of this Article 7, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries.

        Section 7.6    Rights After Termination of Status.    The indemnification provided by this Article 7 shall, and, unless otherwise provided when authorized or ratified, the advancement of expenses granted pursuant to this Article 7 may, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7.7    Insurance for Indemnification.    The Corporation shall have the power at the discretion of the board of directors to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation has the power to indemnify such person against such liability under this Article 7 or the provisions of the DGCL.

        Section 7.8    Other Arrangements for Indemnification.    Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any person, the Corporation may at the discretion of the board of directors of the Corporation, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety arrangement.

        Section 7.9    No Rights of Subrogation.    Indemnification under these bylaws and under the Certificate of Incorporation shall be a personal right and the Corporation shall have no liability under this Article 7 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession, or by any other means, to the claim of any person to indemnification under these bylaws or the Certificate of Incorporation.

        Section 7.10    Effect of Modification.    Any repeal or modification of any provision of this Article 7 by the stockholders of the Corporation shall not adversely affect any person's right to indemnification and protection existing immediately prior to the time of such repeal or modification.

ARTICLE 8
GENERAL

        Section 8.1    Fiscal Year.    The fiscal year of the Corporation shall end on December 31 of each year, unless changed by resolution of the board of directors.

        Section 8.2    Dividends.    The board of directors may from time to time declare, and, if so declared, the Corporation shall pay, dividends on its outstanding shares of stock in cash, property, or its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation or any agreement restricting payment of dividends. Such dividends may be declared at any regular or special meeting of the board of directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.

        Section 8.3    Reserves.    The board of directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose, and may modify or abolish any such reserve in the manner in which it was created.

        Section 8.4    Checks.    All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 8.5    Corporate Records.    All books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine. The Corporation's books and records may be kept on, or by means of, or be in the form of, any information storage device, or other method provided that the records can be converted into clearly legible paper form within a reasonable time.

        Section 8.6    Facsimile Signatures.    In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors.

        Section 8.7    Reliance Upon Books, Records and Reports.    A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

        Section 8.8    Application of Bylaws.    In the event that any provisions of these bylaws is or may be in conflict with any law of the United States, the State of Delaware or of any other governmental body or power having jurisdiction over this Corporation or over the subject matter to which such provision of these bylaws applies or may apply, such provision of these bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

        Section 8.9    Amendment.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors then in office; provided, however, that no such action shall be taken at any special meeting of the board of directors unless notice of such action is contained in the notice of such special meeting. These bylaws may not be altered, amended or rescinded, nor may new bylaws be adopted, by the stockholders except by the affirmative vote of the holders of not less than 66 2/3% of all outstanding voting stock, voting together as a single class.

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  EXHIBIT 3.2
TABLE OF CONTENTS
AMENDED AND RESTATED BYLAWS OF PINNACLE GAS RESOURCES, INC.
ARTICLE 1 MEETINGS OF STOCKHOLDERS
ARTICLE 2 BOARD OF DIRECTORS
ARTICLE 3 MEETINGS AND COMMITTEES OF THE BOARD
ARTICLE 4 NOTICES
ARTICLE 5 OFFICERS
ARTICLE 6 STOCKS AND STOCKHOLDERS
ARTICLE 7 INDEMNIFICATION
ARTICLE 8 GENERAL